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                                                                     EXHIBIT 5.1

                                 April 11, 2001


Millennium Cell Inc.
1 Industrial Way West
Eatontown, NJ  07724

          Re: Millennium Cell Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

           We have acted as counsel to Millennium Cell Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 125,000 shares of common stock, par value $.001 per share (the "Shares"), for issuance pursuant to the Millennium Cell Inc. 410(k) Plan and Trust (the "Plan").

           This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

           We have reviewed the Company's charter documents, the corporate proceedings taken by the Company and agreements and other instruments as we have deemed necessary to require as a basis for this opinion. Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company, and when issued in the manner and for the consideration described in the Plan, will be legally issued, fully paid and nonassessable.

           We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

           This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.



                                                    Very truly yours,

                                                    /s/ BAKER & McKENZIE
                                                    --------------------
                                                        BAKER & McKENZIE